ARTHUR ANDERSEN LLP


                                                         Exhibit 23.2



                        CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of Protection One, Inc. to issue 4,200,000 shares of common stock, $.01 par value, for the 1997 Long Term Incentive Plan, of our reports dated January 19, 1999 (except with respect to the matters discussed in Note 2(a) and Note 20, as to which the date is November 3, 1999) incorporated by reference in the Protection One, Inc. Form 10-K/A for the year ended December 31, 1998, and to all references to our firm included in this registration statement.



                                                  /s/ Arthur Andersen LLP
                                                  ARTHUR ANDERSEN LLP

Kansas City, Missouri
February 11, 2000